Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 23, 2011, relating to the consolidated financial statements and schedule of Biolase Technology, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010, which our report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Costa Mesa, California

October 14, 2011